UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.
TCG BDC, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Important Notice Regarding the Availability of Proxy Materials for a Special Meeting of Stockholders to Be Held on September 15, 2017.

Dear Stockholder:

Notice is hereby given that a Special Meeting of Stockholders (the “Meeting”) of TCG BDC, Inc. (the “Company”) will be held on September 15, 2017 at 8:30 a.m. Eastern Time, at the offices of Sullivan & Cromwell LLP, 535 Madison Avenue, New York, NY 10022.

Stockholders of the Company will be asked at the Meeting:

1.	To consider and vote upon a proposal to approve the Amended and Restated Investment Advisory Agreement by and between the Company and its investment adviser, Carlyle GMS Investment Management L.L.C.

The Board of Directors unanimously recommends that you vote in favor of the proposal.

To view/download the proxy statement and proxy card, and vote your proxy, click here: www.proxyonline.com and enter your control number.

Control# _________________________________________________
Voting by Internet: Log on to www.proxyonline.com – Enter your control number at the time you wish to execute your vote.

If you have questions about the proposals or wish to vote your shares, please call a customer service representative at (866) 796-7181, Monday through Friday between 9:00 a.m. and 10:00 p.m. Eastern Time.

This communication represents only an overview of the more complete proxy materials that are available to you on the internet at: http://proxyonline.com/docs/tcgbdc.pdf/.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

We must receive your vote by Thursday, September 14, 2017 to be counted. Your vote is important no matter how many shares you own.

If interested, you may attend the meeting in person and vote. To obtain directions to the Meeting, please call the Company at (866) 796-7181.

Request for Proxy Materials:
If you would like to receive a paper or electronic copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy using any of the options below. If you wish to receive a paper copy through the mail please make that request on or before September 4, 2017 to allow for timely delivery. If you request to receive an electronic copy please do so by September 13, 2017.

1.
By Internet - Go to www.proxyonline.com and enter the control number listed above. Once you have logged in you may request a copy of the proxy materials to be sent to your email address or to your home, your choice.

2.	By Phone - You can request either an electronic copy or hardcopy of the proxy materials by calling toll-free
(866) 796-7181 and referencing the control number listed above. Representatives are available between the hours of Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

3.	By E-mail - To request a copy of the proxy materials, please send an e-mail with your control number in the subject line to the address noted below:
    For a paper copy:    paperproxy@proxyonline.com
For an electronic copy:emailproxy@proxyonline.com

We appreciate your attention to this important matter.

SHAREHOLDER PRIVACY: To ensure your privacy there is no personal information required to view or request proxy materials and/or vote.

The control number listed above is a unique identifier created for this proxy and this proxy only. It is not linked to your account number nor can it be used in any other manner other than this proxy.

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